Exhibit 99.1

Investor Contact Linda Ventresca AXIS Capital Holdings Limited investorrelations@axiscapital.com (441) 405-2727	Media Contact Joe Cohen AXIS Capital Holdings Limited joseph.cohen@axiscapital.com (212) 715-3524

AXIS CAPITAL PRICES OFFERING OF $350.0 MILLION OF 4.000% SENIOR NOTES DUE 2027

PEMBROKE, Bermuda, November 29, 2017 - AXIS Capital Holdings Limited (“AXIS Capital”) (NYSE:AXS) announced today that its subsidiary, AXIS Specialty Finance PLC (the “Issuer”), has priced an offering of $350.0 million aggregate principal amount of 4.000% Senior Notes due 2027, fully and unconditionally guaranteed by AXIS Capital, pursuant to an effective shelf registration statement.

The Issuer intends to use the proceeds from any notes offering for repayment or redemption of its 2.650% Senior Notes Due 2019 and for general corporate purposes. The offering is expected to close on December 6, 2017, subject to customary closing conditions.

The Issuer will apply to list the notes on the Bermuda Stock Exchange. Credit Suisse Securities (USA) LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and HSBC Securities (USA) Inc. are the joint book-running managers for the offering.

A registration statement relating to the offering has been filed with the U.S. Securities and Exchange Commission and is effective. This press release shall not constitute an offer to sell or an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering may be made only by means of a prospectus supplement and the accompanying prospectus.

Copies of the prospectus supplement and the accompanying prospectus for the offering may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may also be obtained from by contacting Credit Suisse Securities (USA), LLC at 1-800-221-1037, Barclays Capital Inc. at (888)-603-5847, Citigroup Global Markets Inc. collect at (800)-831-9146 and HSBC Securities (USA) Inc. at (866)-811-8049.

About AXIS Capital

AXIS Capital is a Bermuda-based global provider of specialty lines insurance and treaty reinsurance with shareholders’ equity at September 30, 2017 of $5.5 billion and locations in Bermuda, the United States, Europe, Singapore, Middle East, Canada and Latin America. Its operating subsidiaries have been assigned a rating of “A+” (“Strong”) by Standard & Poor’s and “A+” (“Superior”) by A.M. Best.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements contained in this release include AXIS Capital’s expectations regarding

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600    Fax 441.405.2600

www.axiscapital.com

market conditions and information regarding its estimates of losses related to natural disasters. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from AXIS Capital’s expectations. Important factors that could cause actual events or results to be materially different from AXIS Capital’s expectations include: (1) the cyclical nature of the re(insurance) business leading to periods with excess underwriting capacity and unfavorable premium rates, (2) the occurrence and magnitude of natural and man-made disasters, (3) losses from war, terrorism and political unrest or other unanticipated losses, (4) actual claims exceeding its loss reserves, (5) general economic, capital and credit market conditions, (6) the failure of any of the loss limitation methods we employ, (7) the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions, (8) AXIS Capital’s inability to purchase reinsurance or collect amounts due to it, (9) the breach by third parties in AXIS Capital’s program business of their obligations to it, (10) difficulties with technology and/or data security, (11) the failure of AXIS Capital’s policyholders and intermediaries to pay premiums, (12) the failure of AXIS Capital’s cedants to adequately evaluate risks, (13) inability to obtain additional capital on favorable terms, or at all, (14) the loss of one or more key executives, (15) a decline in AXIS Capital’s ratings with rating agencies, (16) the loss of business provided to AXIS Capital by its major brokers and credit risk due to its reliance on brokers, (17) changes in accounting policies or practices, (18) the use of industry catastrophe models and changes to these models, (19) changes in governmental regulations and potential government intervention in AXIS Capital’s industry, (20) failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices, (21) increased competition, (22) changes in the political environment of certain countries in which AXIS Capital operates or underwrites business including the United Kingdom’s expected withdrawal from the European Union, (23) fluctuations in interest rates, credit spreads, equity prices and/or currency values, (24) the failure to successfully integrate acquired businesses or realize the expected synergies resulting from such acquisitions and (25) the other factors set forth in AXIS Capital’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in its periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. AXIS Capital undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08

Tel. 441.496.2600    Fax 441.405.2600

www.axiscapital.com